                                                                     EXHIBIT 4.9



                                WAIVER AGREEMENT

         This Waiver Agreement (the "Agreement") is made and entered into as of September 9, 1999, by and among General Magic, Inc., a Delaware corporation (the "Company") and the stockholders listed on the Schedule of Stockholders attached hereto (each a "Stockholder," and collectively, the "Stockholders"), which include all of holders of the issued and outstanding shares of the Series D Convertible Preferred Stock of the Company (the "Series D Stock").

         WHEREAS, as of March 30, 1999, the Company issued and sold to the Stockholders a total of 2,000 shares of its Series D Stock pursuant to a Securities Purchase Agreement, dated as of March 30, 1999, by and among the Company and the Stockholders (the "Series D Agreement") and in connection therewith the Company filed a Certificate of Designations, Preferences and Rights with respect to the Series D Stock with the Secretary of State of Delaware (the "Series D COD").

         WHEREAS, pursuant to an Exchange Agreement, dated as of the date hereof, by and among the Company and certain of the Stockholders (the "Exchange Agreement"), the Company has offered and certain of the Stockholders have agreed to exchange an aggregate of 1,000 shares of the Series D Stock for the Company's Series F Convertible Preferred Stock (the "Series F Stock") on a share for share basis.

         WHEREAS, the Stockholders desire to waive their rights under Sections 2(d)(i) and 2(d)(iii) of the Series D COD, Section 4(g) and 4(m) of the Series D Agreement, Section 8(a) of the warrants issued in connection with the Series C Convertible Preferred Stock (the "Series C Warrants") and Section 8(a) of the warrants issued in connection with the Series D Stock (the "Series D Warrants" and collectively with the Series C Warrants, the "Warrants") with respect to the issuance of the Series F Stock in connection with the Exchange Agreement;

         WHEREAS, the Stockholders desire to waive certain rights under Sections 3(d)(i) and 3(h)(i) of the Series D COD;

         WHEREAS, the Stockholders (other than RGC International Investors, LDC ("RGC")) desire to waive all rights relating to the Registration Rights Agreement, dated as of March 30, 1999, by and among certain of the Stockholders and the Company, as amended (the "Series D Registration Rights Agreement") under the Series D COD;

         WHEREAS, the Stockholders desire to waive their rights under Section 2(d)(i) of the Series D COD, Section 8(a) of the Series C Warrants and Section 8(a) of the Series D Warrants with respect to the issuance of Common Stock under that certain Common Stock Investment Agreement, dated as of July 30, 1999, by and between the Company and Cripple Creek Securities, LLC., as in effect on July 30, 1999 (the "Investment Agreement"), provided there are no amendments or waivers of provisions thereof (i) relating to (A) the aggregate dollar amount of the shares of Common Stock issuable under the Investment Agreement, (B) the per share purchase price or the $2.00 per share minimum purchase price or (C) additional consideration to be received or costs or expenses recoverable by the Investor thereunder or (ii) which would result in a larger number of shares of Common Stock being issued or available for issuance under the Investment Agreement than was contemplated on July 30, 1999 by the Investment Agreement (collectively, the "Prohibited Amendments or Waivers").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Agreement Upon Transfer; Legend.

            (a) Each Stockholder agrees not to transfer, sell or exchange (collectively, "Transfer") any shares of Series D Stock (other than the exchange for Series F Stock pursuant to the Exchange Agreement) or the Warrants to any transferee unless such transferee agrees in writing to be bound by the terms and provisions of this Agreement.

            (b) Each certificate representing any shares of Series D Stock or any Warrants shall be endorsed by the Company with a legend reading substantially as follows:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A WAIVER AGREEMENT, DATED SEPTEMBER 9, 1999, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

         2. Rights Under the Series D COD.

            (a) Each Stockholder agrees that the issuance of the Series F Stock as contemplated by the Exchange Agreement and any issuance of Common Stock under the Investment Agreement, provided there are no Prohibited Amendments or Waivers, shall not result in any adjustment to the Fixed Conversion Price (as defined in the Series D COD). Each Stockholder agrees to waive any and all rights under Section 2(d)(i) of the Series D COD with respect to the issuance of the Series F Stock and the issuance of the Common Stock under the Investment Agreement, provided there are no Prohibited Amendments or Waivers.

            (b) Each Stockholder agrees that the Ratchet Date, as defined in
Section 2(d)(i)(A) of the Series D COD, shall be the earlier of (i) the date on which an aggregate of at least 600 Preferred Shares (as defined in the Series D
COD) have been converted pursuant to Section 2 of the Series D COD and (ii) the date which is one year after the date the Registration Statement (as defined by and filed pursuant to the Registration Rights Agreement dated September 9, 1999 by and among certain of the Stockholders and the Company (the "Series F Registration Rights Agreement")) is declared effective by the SEC.

            (c) Each Stockholder agrees not to exercise its rights under Section 2(d)(iii) of the Series D COD with respect to the issuance of the Series F Stock and agrees to waive any and all its rights under Section 2(d)(iii) of the Series D COD with respect to issuance of the Series F Stock.

            (d) Each Stockholder (other than RGC as to the shares of Common Stock issuable upon conversion of the Series D Stock not exchanged by RGC pursuant to the Exchange Agreement) agrees that the failure of the Registration Statement (as defined in the Series D COD) to be declared effective within 180 days after the Issuance Date (as defined in the Series D COD) shall not constitute a Triggering Event (as defined in the Series D COD) under Section 3(d)(i) of the Series D COD or an Excluded Redemption Event (as defined in the Series D COD) under Section 3(h)(i) of the Series D COD and agrees to waive any and all rights relating to the failure of such Registration Statement to be declared effective within such time period, but only to the extent that the following proviso is enforceable against the Company; provided, however, that the Company agrees that a Triggering Event (as defined in the Certificate of Designations, Preferences and Rights of the Series F Stock (the "Series F COD")) under Section 3(d)(i) of the Series F COD shall constitute a Triggering Event under Section 3(d)(i) of the Series D COD as of the date of such Triggering Event under the Series F COD and an Excluded Redemption Event (as defined in the Series F COD) under Section 3(h)(i) of the Series F COD shall constitute an Excluded Redemption Event under Section 3(h)(i) of the Series D COD as of the date of such Excluded Redemption Event under the Series F COD.

            (e) Each Stockholder (other than RGC as to the shares of Common Stock issuable upon conversion of the Series D Stock not exchanged by RGC pursuant to the Exchange Agreement) agrees that the lapses for any reason in the effectiveness of or the unavailability of a Registration Statement (as defined in the Series D COD) shall not constitute a Triggering Event (as defined in the Series D COD) under Section 3(d)(ii) of the Series D COD or an Excluded Redemption Event (as defined in the Series D COD) under Section 3(h)(ii) of the Series D COD and agrees to waive any and all rights relating to the lapses for any reason in the effectiveness of or the unavailability of such Registration Statement (but only to the extent that the following proviso is enforceable against the Company); provided, however, that the Company agrees that a Triggering Event (as defined in the Series F COD) under Section 3(d)(ii) of the Series F COD shall constitute a Triggering Event (as defined in the Series D
COD) under Section 3(d)(ii) of the Series D COD as of the date of such Triggering Event under the Series F COD and an Excluded Redemption Event (as defined in the Series F COD) under Section 3(h)(ii) of the Series F COD shall constitute an Excluded Redemption Event (as defined in the Series D COD) under
Section 3(h)(ii) of the Series D COD as of the date of such Excluded Redemption Event under the Series F COD.

            (f) Each Stockholder (other than RGC as to the shares of Common Stock issuable upon conversion of the Series D Stock not exchanged by RGC pursuant to the Exchange Agreement) agrees to waive all rights to an extension to the Maturity Date (as defined by the Series D COD) pursuant to Section 2(g) of the Series D COD (but only to the extent that the following proviso is enforceable against the Company); provided, however, that the Company agrees that an extension to the Maturity Date (as defined in the Series F COD) pursuant to Section 2(g) of the Series F COD shall result in an equivalent extension to the Maturity Date (as defined by the Series D COD) under Section 2(g) of the Series D COD.

            (g) Each Stockholder (other than RGC as to the shares of Common Stock issuable upon conversion of the Series D Stock not exchanged by RGC pursuant to the Exchange Agreement) agrees to waive all rights pursuant to
Section 5(i) of the Series D COD (but only to the extent that the following proviso is enforceable against the Company); provided, however, that the Company agrees that it will not exercise its rights under Section 5 of the Series D COD unless on each day during the period beginning 60 trading days prior to the Company's Election Conversion Date (as defined in the Series D COD) and ending on and including the Company's Election Conversion Date (as defined in the Series D COD), no Grace Period (as defined in Section 3(f) of the Series F Registration Rights Agreement) shall be in effect and the Registration Statement (as defined in the Series F Registration Rights Agreement) shall have been effective and available for the sale of no less than 125% of the Registrable Securities (as defined in the Series F Registration Rights Agreement).

            (h) Each Stockholder (other than RGC as to the shares of Common Stock issuable upon conversion of the Series D Stock not exchanged by RGC pursuant to the Exchange Agreement) agrees to waive all rights pursuant to
Section 7(i) of the Series D COD (but only to the extent that the following proviso is enforceable against the Company); provided, however, that the Company agrees that it will not exercise its rights under Section 7 of the Series D COD unless on each day during the period beginning 20 trading days prior to the Company's Reset Redemption Date (as defined in the Series D COD) and ending on and including the Company's Reset Redemption Date (as defined in the Series D
COD), no Grace Period (as defined in Section 3(f) of the Series F Registration Rights Agreement) shall be in effect and the Registration Statement (as defined in the Series F Registration Rights Agreement) shall have been effective and available for the sale of no less than 125% of the Registrable Securities (as defined in the Series F Registration Rights Agreement).

            (i) The Company and each Stockholder (other than RGC as to the shares of Common Stock issuable upon conversion of the Series D Stock not exchanged by RGC pursuant to the Exchange Agreement) agree that (I) the term "Registration Rights Agreement" as such term is used in Sections 2(b)(xvi), 3(d)(vii), 3(g), 5(v), 6 and 7(iv) of the Series D COD shall mean and refer to the Series F Registration Rights Agreement; (II) the term "Registration Statement" as such term is used in Sections 3(i)(i), 3(i)(ii), 4(a) and 6 of the Series D COD shall mean and refer to the Registration Statement (as defined in the Series F Registration Rights Agreement); and (III) the term "Registrable Securities" as such term is used in Sections 3(i)(ii) and 6 of the Series D COD shall mean and refer to the Registrable Securities (as defined in the Series F Registration Rights Agreement).

         3. Rights under Series D Agreement.

            (a) Each of the Stockholders consents, under Section 4(g) of the Series D Agreement, to the issuance of the Series F Stock as contemplated by the Exchange Agreement.

            (b) Each of the Stockholders agrees to waive any and all its rights under Section 4(m) of the Series D Agreement with respect to the issuance of the Series F Stock as contemplated by the Exchange Agreement.

         4. Rights under Series C Warrants and Series D Warrants.

            (a) Each Stockholder agrees to exclude the issuance of the Series F Stock as contemplated by the Exchange Agreement and any issuance of Common Stock under the Investment Agreement, assuming there are no Prohibited Amendments or Waivers, from Section 8(a) of the Series C Warrants and agrees that such issuances shall not result in any adjustment to the Warrant Exercise Price (as defined in the Series C Warrants). Each Stockholder agrees to waive any and all rights under Section 8(a) of the Series C Warrants with respect to the issuance of the Series F Stock and the Common Stock under the Investment Agreement, assuming there are no Prohibited Amendments or Waivers.

            (b) Each Stockholder agrees to exclude the issuance of the Series F Stock as contemplated by the Exchange Agreement and any issuance of Common Stock under the Investment Agreement, assuming there are no Prohibited Amendments or Waivers, from Section 8(a) of the Series D Warrants and agrees that such issuances shall not result in any adjustment to the Warrant Exercise Price (as defined in the Series D Warrants). Each Stockholder agrees to waive any and all rights under Section 8(a) of the Series D Warrants with respect to the issuance of the Series F Stock and the Common Stock under the Investment Agreement, assuming there are no Prohibited Amendments or Waivers.

         5. Governing Law; Miscellaneous.

            (a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of (i) the state and federal courts sitting in the City of New York, borough of Manhattan and (ii) the state and federal courts sitting in the State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Stockholders, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and, except as specifically set forth herein, neither the Company nor any Stockholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and holders of the Series D Stock, the Series F Stock and the Warrants representing at least 2/3 of the shares of the Common Stock issuable upon conversion or exercise of the Series D Stock, the Series F Stock and the Warrants held by the Stockholders (determined on an as converted to Common Stock basis at the time of such determination, without regard to any limitations on conversions or exercises), and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Series D Stock, the Series F Stock and the Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement or holders of the Series D Stock, the Series F Stock and the Warrants. Notwithstanding the foregoing, this last sentence of this Section 5(e) and the provisions relating to RGC in Sections 2(d), 2(e), 2(f), 2(g), 2(h) and 2(i) shall not be deleted or otherwise amended without the written consent of RGC.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when delivered by a delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

           If to the Company:

                     General Magic, Inc.
                     420 N. Mary Avenue
                     Sunnyvale, California 94086
                     Telephone:(408) 774-4000
                     Facsimile:(408) 774-4033
                     Attention:President

           With a copy to:

                     Cooley Godward LLP
                     Five Palo Alto Square
                     3000 El Camino Real
                     Palo Alto, California 94306
                     Telephone:(650)843-5000
                     Facsimile:(650)857-0663
                     Attention: Timothy J. Moore, Esq.

         If to a Stockholder, to its address and facsimile number on the Schedule of Stockholders, with copies to such Stockholder's representatives as set forth on the Schedule of Stockholders. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of the Series D Stock, the Series F Stock and the Warrants representing at least two-thirds (2/3) of Common Stock issuable upon conversion or exercise of the Series D Stock, the Series F Stock and the Warrants held by the Stockholders (determined on an as converted to Common Stock basis at the time of such determination, without regard to any limitations on conversions or exercises), including by merger or consolidation, except pursuant to a Major Transaction with respect to which the Company is in compliance with Sections 2(d)(iv) and 3 of the Series D COD.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (k) Remedies. Each Stockholder and each holder of the Series D Stock shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract relating to the subject matter hereof and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         IN WITNESS WHEREOF, the Stockholders and the Company have caused this Waiver Agreement to be duly executed as of the date first written above.



COMPANY:                             INVESTORS:


GENERAL MAGIC, INC.                  HFTP INVESTMENT LLC

                                        By: Promethean Asset Management, L.L.C.
                                        Its: Investment Manager

By:
   ----------------------------
Name: Steven Markman
Its:  Chief Executive Officer and
      President                         By:
                                           ------------------------------------
                                        Name: James F. O'Brien, Jr.
                                        Its: President


                                     THEMIS PARTNERS L.P.

                                        By:  Promethean Asset Management, L.L.C.
                                        Its:  General Partner


                                        By:
                                           ------------------------------------
                                        Name: James F. O'Brien, Jr.
                                        Its: President


                                     HERACLES FUND

                                        By: Promethean Asset Management, L.L.C.
                                        Its: Investment Advisor


                                        By:
                                           ------------------------------------
                                        Name: James F. O'Brien, Jr.
                                        Its: President


                                     RGC INTERNATIONAL INVESTORS, LDC

                                        By: Rose Glen Capital Management,L.P.
                                        Its: Investment Manager
                                        By: RGC General Partner Corp.
                                        Its: General Partner


                                        By:
                                           ------------------------------------
                                        Name: Steven Katznelson
                                        Its: Managing Director

                                     HALIFAX FUND, L.P.

                                        By: The Palladin Group, L.P.
                                        Its: Attorney-in-Fact


                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director


                                     PALLADIN PARTNERS I, L.P.

                                        By: Palladin Asset Management, L.L.C.
                                        Its: General Partner


                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director


                                     PALLADIN OVERSEAS FUND LIMITED

                                        By: The Palladin Group L.P.
                                        Its: Attorney-in-Fact


                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director


                                     THE GLENEAGLES FUND COMPANY

                                        By: The Palladin Group L.P
                                        Its: Attorney-in-Fact


                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director


                                     LANCER SECURITIES LTD.

                                        By: The Palladin Group L.P
                                        Its: Attorney-in-Fact


                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Its: Managing Director

                                     CONSECO DIRECT LIFE

                                        By: The Palladin Group L.P.
                                        Its: Attorney-in-Fact


                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Its: Managing Director


                                     PALLADIN SECURITIES, LLC

                                        By:
                                           ------------------------------------
                                        Name: Robert Chender
                                        Its: Principal


                                     FISHER CAPITAL LTD.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Its: Vice President


                                     WINGATE CAPITAL LTD.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Its: Vice President

                            SCHEDULE OF STOCKHOLDERS




                                         INVESTOR ADDRESS                                INVESTOR'S REPRESENTATIVES' ADDRESS
     INVESTOR NAME                     AND FACSIMILE NUMBER                                       AND FACSIMILE NUMBER
---------------------------      -----------------------------------------               -----------------------------------
HFTP Investment LLC              Promethean Asset Management, L.L.C.                     Katten Muchin & Zavis
                                 750 Lexington Avenue, 22nd Floor                        525 West Monroe, Suite 1600
                                 New York, New York 10022                                Chicago, Illinois  60661-3693
                                 Attn: James F. O'Brien, Jr.                             Attn:  Robert J. Brantman, Esq.
                                 Facsimile:  212-758-9334                                Facsimile:  312-902-1061
                                 Telephone: 212-702-5200                                 Telephone: 312-902-5200
                                 Residence:  New York

Themis Partners, L.P.            Promethean Asset Management, L.L.C.                     Katten Muchin & Zavis
                                 750 Lexington Avenue, 22nd Floor                        525 West Monroe, Suite 1600
                                 New York, New York 10022                                Chicago, Illinois  60661-3693
                                 Attn: James F. O'Brien, Jr.                             Attn:  Robert J. Brantman, Esq.
                                 Facsimile:  212-758-9334                                Facsimile:  312-902-1061
                                 Telephone: 212-702-5200                                 Telephone: 312-902-5200
                                 Residence:  New York

Heracles Fund                    Bank of Bermuda (Cayman) Limited                        Katten Muchin & Zavis
                                 P.O. Box 513                                            525 West Monroe, Suite 1600
                                 3rd Floor British American Center                       Chicago, Illinois  60661-3693
                                 Dr. Roy's Drive                                         Attn:  Robert J. Brantman, Esq.
                                 Georgetown, Grand Cayman                                Facsimile:  312-902-1061
                                 Cayman Island, BWI                                      Telephone: 312-902-5200
                                 Attn:  Allen J. Bernardo
                                 Facsimile:  809-949-7802
                                 Residence:  Cayman Islands

RGC International Investors,     c/o Rose Glen Capital Management, L.P.                  Rose Glen Capital Management, L.P.
LDC                              3 Bala Plaza East, Suite 200                            3 Bala Plaza East, Suite 200
                                 Bala Cynwyd, Pennsylvania                               Bala Cynwyd, Pennsylvania
                                 Attn:  Gary Kaminsky                                    Attn:  Gary Kaminsky
                                 Facsimile:  610-617-0570                                Facsimile:  610-617-0570
                                 Telephone: 610-617-5900                                 Telephone: 610-617-5900
                                 Residence:  Cayman Islands

Palladin Partners I, L.P.        c/o The Palladin Group L.P.                             The Palladin Group L.P.
                                 195 Maplewood Avenue                                    As Investment Advisor
                                 Maplewood, New Jersey 07040                             195 Maplewood Avenue
                                 Attn:  Kevin Gerlitz                                    Maplewood, New Jersey 07040
                                 Facsimile: 973-313-6490                                 Attn:  Kevin Gerlitz
                                 Telephone: 973-313-6420                                 Facsimile: 973-313-6490
                                 Residence:  New York                                    Telephone: 973-313-6420

Halifax Fund, L.P.               c/o Citco Fund Services (Cayman Islands) Ltd.           The Palladin Group L.P.
                                 Corporate Centre, West Bay Road                         As Investment Advisor
                                 P.O. Box 31106 SMB                                      195 Maplewood Avenue
                                 Grand Cayman, Cayman Islands                            Maplewood, New Jersey 07040
                                 Facsimile:  345-949-3877                                Attn:  Kevin Gerlitz
                                 Telephone:  345-949-3977                                Facsimile: 973-313-6490
                                 Residence:  Cayman Islands                              Telephone: 973-313-6420

The Gleneagles Fund Company      c/o Citco Fund Services (Cayman Islands) Ltd.           The Palladin Group L.P.
                                 Corporate Centre, West Bay Road                         As Investment Advisor
                                 P.O. Box 31106 SMB                                      195 Maplewood Avenue
                                 Grand Cayman, Cayman Islands                            Maplewood, New Jersey 07040
                                 Facsimile:  345-949-3877                                Attn:  Kevin Gerlitz
                                 Telephone:  345-949-3977                                Facsimile: 973-313-6490
                                 Residence:  Cayman Islands                              Telephone: 973-313-6420

                                         INVESTOR ADDRESS                                INVESTOR'S REPRESENTATIVES' ADDRESS
     INVESTOR NAME                     AND FACSIMILE NUMBER                                       AND FACSIMILE NUMBER
---------------------------      -----------------------------------------               -----------------------------------
Palladin Overseas Fund Limited   c/o Citco Fund Services (Cayman Islands) Ltd.           The Palladin Group L.P.
                                 Corporate Centre, West Bay Road                         As Investment Advisor
                                 P.O. Box 31106 SMB                                      195 Maplewood Avenue
                                 Grand Cayman, Cayman Islands                            Maplewood, New Jersey 07040
                                 Facsimile:  345-949-3877                                Attn:  Kevin Gerlitz
                                 Telephone:  345-949-3977                                Facsimile: 973-313-6490
                                 Residence:  Cayman Islands                              Telephone: 973-313-6420


Fisher Capital Ltd.              Citadel Investment Group, L.L.C.                        Katten Muchin & Zavis
                                 225 West Washington Street                              525 W. Monroe Street
                                 Chicago, Illinois 60606                                 Chicago, Illinois 60661-3693
                                 Attention: Daniel Hopkins                               Attention: Robert J. Brantman, Esq.
                                            Kenneth A. Simpler                           Facsimile: (312) 902-1061
                                 Facsimile: (312) 338-0780                               Telephone: (312) 902-5200
                                 Telephone: (312) 338-7800
                                 Residence: Illinois

Wingate Capital Ltd.             Citadel Investment Group, L.L.C.                        Katten Muchin & Zavis
                                 225 West Washington Street                              525 W. Monroe Street
                                 Chicago, Illinois 60606                                 Chicago, Illinois 60661-3693
                                 Attention: Daniel Hopkins                               Attention: Robert J. Brantman, Esq.
                                            Kenneth A. Simpler                           Facsimile: (312) 902-1061
                                 Facsimile: (312) 338-0780                               Telephone: (312) 902-5200
                                 Telephone: (312) 338-7800
                                 Residence: Illinois

Lancer Securities Ltd.           c/o The Palladin Group L.P.                             The Palladin Group L.P.
                                 195 Maplewood Avenue                                    As Investment Advisor
                                 Maplewood, New Jersey 07040                             195 Maplewood Avenue
                                 Attn:  Kevin Gerlitz                                    Maplewood, New Jersey 07040
                                 Facsimile: 973-313-6490                                 Attn:  Kevin Gerlitz
                                 Telephone: 973-313-6420                                 Facsimile: 973-313-6490
                                 Residence:  New York                                    Telephone: 973-313-6420


Conseco Direct Life              c/o The Palladin Group L.P.                             The Palladin Group L.P.
                                 195 Maplewood Avenue                                    As Investment Advisor
                                 Maplewood, New Jersey 07040                             195 Maplewood Avenue
                                 Attn:  Kevin Gerlitz                                    Maplewood, New Jersey 07040
                                 Facsimile: 973-313-6490                                 Attn:  Kevin Gerlitz
                                 Telephone: 973-313-6420                                 Facsimile: 973-313-6490
                                 Residence:  New York                                    Telephone: 973-313-6420

Palladin Securities, LLC         c/o The Palladin Group L.P.                             The Palladin Group L.P.
                                 195 Maplewood Avenue                                    As Investment Advisor
                                 Maplewood, New Jersey 07040                             195 Maplewood Avenue
                                 Attn:  Kevin Gerlitz                                    Maplewood, New Jersey 07040
                                 Facsimile: 973-313-6490                                 Attn:  Kevin Gerlitz
                                 Telephone: 973-313-6420                                 Facsimile: 973-313-6490
                                 Residence:  New York                                    Telephone: 973-313-6420

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